As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASLAN Pharmaceuticals Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

83 Clemenceau Avenue #12-03 UE Square

Singapore 239920

(Address of principal executive offices) (Zip code)

2014 Employee Share Option Scheme Plan

2017 Employee Option Plan 1

2020 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 E 42nd Street, 18th Floor

New York, New York 10168

+1 212 947 7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Patrick Loofbourrow

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

+1 858 550 6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2014 Employee Share Option Scheme Plan Ordinary Shares, par value $0.01 per share	13,340,712 shares(3)	$0.71(6)	$9,471,905.52(6)	$1,033.38
2017 Employee Option Plan 1 Ordinary Shares, par value $0.01 per share	501,167 shares(4)	$1.28(6)	$641,493.76(6)	$69.99
2020 Equity Incentive Plan Ordinary Shares, par value $0.01 per share	20,676,974 shares(5)	$0.39(7)	$8,064,019.86(7)	$879.78
Total	34,518,853	N/A	$18,177,419.14	$1,983.15

(1)

These ordinary shares, par value $0.01 per share (“Ordinary Shares”), may be represented by the American Depositary Shares (“ADSs”) of ASLAN Pharmaceuticals Limited (the “Registrant”), each of which represents five Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under separate registration statements on Form F-6 (File Nos. 333-224273 and 333-248632).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the ASLAN Pharmaceuticals Limited 2014 Employee Share Option Scheme Plan (the “2014 Plan”), the ASLAN Pharmaceuticals Limited 2017 Employee Option Plan 1 (the “2017 Plan”), or the ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Represents 13,340,712 Ordinary Shares reserved for issuance upon the exercise of outstanding stock options granted under the 2014 Plan. There are no shares remaining available for the grant of future stock awards under the 2014 Plan.

(4)	Represents 501,167 Ordinary Shares reserved for issuance under the 2017 Plan.
(5)

Represents 20,676,974 Ordinary Shares reserved for future issuance pursuant to restricted stock awards, stock options and other equity-based awards under the 2020 Plan. The number of Ordinary Shares reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year, commencing on January 1, 2022 and ending on (and including) January 1, 2030, by an amount equal to the 4% of the total number of the Registrant’s Ordinary Shares outstanding on December 31st of the preceding calendar year, or such fewer number of Ordinary Shares as determined by the Registrant’s board of directors.

(6)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the weighted-average exercise price for such shares.

(7)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $0.39 per Ordinary Share (or $1.93 per ADS), which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Market for January 14, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, which have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by ASLAN Pharmaceuticals Limited (the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 16, 2020;

(b) the Registrant’s Reports on Form 6-K furnished to the Commission on January  7, 2020; March 19, 2020;  March 19, 2020; March  23, 2020; April 13, 2020;  May 5, 2020; May  12, 2020; June 9, 2020;  June 15, 2020; July  13, 2020; July 17, 2020;  August 3, 2020; August  24, 2020; September  4, 2020; September  17, 2020; September 22, 2020;  October 9, 2020; November  9, 2020 (as amended by the Form 6-K/A filed on November  13, 2020); December  10, 2020; December  11, 2020; and January 11, 2021.

(c) the description of ADSs representing the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form  8-A filed with the Commission on April 30, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is empowered by its Tenth Amended and Restated Memorandum and Articles of Association to indemnify its directors against any liability they incur by reason of their directorship. The Registrant maintains directors’ and officers’ insurance to insure such persons against certain liabilities. The registrant has entered into or intends to enter into an indemnification agreement with each of its directors and executive officers.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Tenth Amended and Restated Memorandum and Articles of Association of ASLAN Pharmaceuticals Limited.	6-K	001-38475	1.2	October 9, 2020

4.2	Form of Amended and Restated Deposit Agreement.	F-6	333-248632	99.A	September 4, 2020

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	F-6	333-248632	99.A	September 4, 2020

5.1+	Opinion of Walkers

23.1+	Consent of independent registered public accounting firm.

23.2+	Consent of Walkers (included in Exhibit 5.1).

24.1+	Power of Attorney (included on the signature page of this Form S-8).

99.1	ASLAN Pharmaceuticals Limited 2014 Employee Share Option Scheme Plan.	F-1	333-223920	10.1	March 26, 2018

99.2	ASLAN Pharmaceuticals Limited 2017 Employee Share Option Plan 1.	F-1	333-223920	10.2	March 26, 2018

99.3	ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan.	6-K	001-38475	4.1	December 10, 2020

+	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 15, 2021.

ASLAN Pharmaceuticals Limited

By:	/s/ Carl Firth, Ph.D.
Carl Firth, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl Firth, Ph.D., Kiran Asarpota and Ben Goodger, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Firth, Ph.D. Carl Firth, Ph.D.	Chief Executive Officer (Principal Executive Officer)	January 15, 2021

/s/ Kiran Asarpota Kiran Asarpota	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	January 15, 2021

/s/ Andrew Howden Andrew Howden	Chairman	January 15, 2021

/s/ Jun Wu, Ph.D. Jun Wu, Ph.D. (representing Alnair Investment)	Director	January 15, 2021

/s/ Lim Chin Hwee Damien Lim Chin Hwee Damien (representing BV Healthcare II Pte Ltd.)	Director	January 15, 2021

/s/ Robert E. Hoffman Robert E. Hoffman	Director	January 15, 2021

/s/ Kelvin Sun Kelvin Sun	Director	January 15, 2021

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASLAN Pharmaceuticals Limited, has signed this registration statement on January 15, 2021.

Authorized U.S. Representative ASLAN Pharmaceuticals (USA) Inc.

By:	/s/ Carl Firth
Name:	Carl Firth, Ph.D.
Title:	Chief Executive Officer